UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

PIKE ELECTRIC CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way Mount Airy, NC	27030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 12, 2008, J. Eric Pike, Chairman and CEO of Pike Electric Corporation (the “Company”), adopted a prearranged, non-discretionary trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as well as the Company’s policies with respect to sales of shares held by insiders. Mr. Pike stated that his purpose for adopting the plan was to “provide for a mechanism to diversify my personal holdings in connection with my estate planning goals and at the same time engage in an orderly manner of sale that reflects my continued belief in the long-term value of Pike Electric’s stock. To this end, I intend to retain ownership of a substantial number of my shares.”

The plan entered into by Mr. Pike allows for the planned sales of up to 300,000 shares of common stock. The plan covers the period from October 13, 2008 through February 12, 2009. If all shares covered by the plan are sold, Mr. Pike will then own 2,406,109 shares of common stock (including exercisable options), or approximately 89% percent of his current ownership position in the Company. All transactions under the plan will be disclosed with the Securities and Exchange Commission through Form 144 and Form 4 filings.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: September 12, 2008

By: /s/ James R. Fox
Name: James R. Fox
Title: Vice President and General Counsel